UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2005

                      Alliant Energy Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4902 North Biltmore Lane, Madison, Wisconsin		53718
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(608) 458-3311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2005, Alliant Energy Corporation (the “Company”) issued a press release announcing its earnings for the second quarter ended June 30, 2005 and updated 2005 earnings guidance for earnings from continuing operations. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein. Alliant Energy has included earnings from continuing operations (including 2005 earnings guidance) excluding a Brazil non-cash asset valuation charge and debt repayment premiums in such press release. Alliant Energy has included this non-GAAP (accounting principles generally accepted in the United States of America) financial information as an alternate measure to enable investors to better understand the operating performance of Alliant Energy.

Item 2.06	Material Impairments.

On July 5, 2005, the Company filed a Current Report on Form 8-K stating that the Company expected to incur a material non-cash asset valuation charge in the second quarter of 2005 as a component of the results from the Company’s discontinued operations of the Company’s generation assets in China. An estimate of the amount or range of amounts of the impairment charge was not determinable at the time of filing that Form 8-K. The following disclosure updates and amends the Current Report on Form 8-K filed on July 5, 2005, by providing the amount of the impairment charge to be taken in the second quarter of 2005 as a component of the results from the Company’s discontinued operations of the Company’s generation assets in China.

On June 30, 2005, the Senior Executive Vice President and Chief Financial Officer of the Company concluded that the Company currently expects to incur a material pre-tax non-cash asset valuation charge in the second quarter of 2005 as a component of the results from the Company’s discontinued operations of the Company’s generation assets in China, which has since been determined to be $90 million, net of allocation to minority interest. The Company’s Board of Directors recently approved the divestiture of its investments in China as a result of its evaluation of strategic alternatives for this portfolio of generating assets. The Company is in the early stages of its divestiture plan for these assets. The Company believes the estimated fair market value of these assets has deteriorated significantly during the second quarter of 2005 as a result of various developments including, but not limited to: (i) updated analyses of the China asset portfolio, including changes in the anticipated divestiture timelines and in the market and sales-related information received from the Company’s financial advisors; (ii) updated market information, including terms of recent sales of similar assets in this market; and (iii) diminution in the Company’s outlook for short-term progress regarding higher tariff relief for past and future increases in coal and transportation prices, and the impact of the related uncertainties in the marketplace regarding this issue.

The impairment charge will not result in future cash expenditures by the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. The following exhibits are being furnished herewith:
	(99.1)	Alliant Energy Corporation press release dated August 5, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: August 5, 2005	By:	/s/ John E. Kratchmer
John E. Kratchmer
Vice President-Controller and Chief

        Accounting Officer

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ALLIANT ENERGY CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated August 5, 2005

Exhibit

Number

(99.1)	Alliant Energy Corporation press release dated August 5, 2005.

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